Exhibit 10.1
FIRST AMENDMENT TO LOAN AGREEMENT
     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of December 19, 2006 by and among HCC INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”); each of the Lenders which is a party to the Loan Agreement (as defined below) (individually, a “Lender” and, collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, Administrative Agent for the Lenders and Lead Arranger (in such capacity, together with its successors in such capacity, the “Agent”).
RECITALS
     A. The Borrower, the Lenders and the Agent executed and delivered that certain Loan Agreement dated as of November 24, 2004. Said Loan Agreement, as heretofore amended, is herein called the “Loan Agreement”. Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Loan Agreement.
     B. The Borrower, the Lenders and the Agent desire to amend the Loan Agreement in certain respects.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent do hereby agree as follows:
     SECTION 1. Amendments to Loan Agreement.
     (a) The reference to $200,000,000” set forth in Section 2.1(b) of the Loan Agreement is hereby amended to read “$300,000,000”.
     (b) Schedule I to the Loan Agreement is hereby amended to be identical to Schedule I attached hereto.
     SECTION 2. Waivers; Additional Restrictions During Waiver Period.
     (a) The Lenders hereby waive the requirement for the delivery of the Quarterly Financial Statements of Borrower for the second quarter of 2006 (and the related Compliance Certificate) within 60 days after the end of such fiscal quarter; provided, however, that such Quarterly Financial Statements (and the related Compliance Certificate) must be delivered to Agent on or before earlier of (i) January 31, 2007 or (ii) five (5) business days following Borrower’s filing of its Quarterly Report on Form 10Q for the period ending June 30, 2006, and the failure to do so shall constitute an Event of Default.
     (b) The Lenders hereby waive the requirement for the delivery of the Quarterly Financial Statements of Borrower for the third quarter of 2006 (and the related Compliance Certificate) within 60 days after the end of such fiscal quarter; provided, however, that such Quarterly Financial Statements (and the related Compliance Certificate) must be delivered to

Agent on or before earlier of (i) January 31, 2007 or (ii) five (5) business days following Borrower’s filing of its Quarterly Report on Form 10Q for the period ending September 30, 2006, and the failure to do so shall constitute an Event of Default.
     (c) The Lenders hereby waive any Event of Default arising solely by reason of (x) the occurrence of an “Event of Default” under the Indentures (hereinafter defined) attributable solely to the failure to deliver (i) the Quarterly Financial Statements of Borrower for the second quarter of 2006 or (ii) the Quarterly Financial Statements of Borrower for the third quarter of 2006, to the applicable trustee under the Indentures or (y) any acceleration of the indebtedness of Borrower under the Indentures, or the put or conversion of such indebtedness of Borrower under the Indentures, arising solely by reason of such an “Event of Default” under the Indentures. The term “Indentures” as used herein means the indentures governing Borrower’s 1.30% Convertible Notes due 2023 or 2.00% Convertible Exchange Notes due 2021.
     (d) Until such time as the Borrower shall have delivered to the Administrative Agent the Quarterly Financial Statements of Borrower for the second and third quarters of 2006 (and the related Compliance Certificates), (i) the proceeds of the Loans shall be used only for working capital needs not exceeding, in the aggregate after the date hereof, $25,000,000 and for liquidity necessary for a potential convertible note conversion or put (and without limiting the foregoing, Loan proceeds shall not be used for acquisitions or investments) and (ii) the Borrower will not, and will not suffer or permit any of its Subsidiaries to, create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness other than Borrowed Money Indebtedness permitted under Sections 8.1(i) (excluding Indebtedness secured by Liens permitted by Section 8.2), (ii) and (iii) of the Loan Agreement and permitted Borrowed Money Indebtedness outstanding as of the date of this Amendment.
     SECTION 3. Conditions. This Amendment shall not become effective until (a) the Administrative Agent (or its counsel) has received from the Borrower and all of the Lenders either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page of this Amendment) that such party has signed counterparts of this Amendment, and (b) the Borrower has executed and delivered to the Administrative Agent for each Lender a new Note in the maximum principal amount of such Lender’s Commitment and substantially in the form of Exhibit C to the Loan Agreement. Lenders shall have no obligation to make any Loans after the effective date of this Amendment unless and until the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the execution, delivery and performance of this Amendment and the new Notes by the Borrower and any other legal matters relating to this Amendment. The Administrative Agent shall give, or cause to be given, prompt notice to the Borrower and the Lenders as to whether the conditions specified in the immediately preceding sentence have been satisfied by the deadline set forth therein; such notice may be oral, telephonic, written (including telecopied) or by e-mail.
     SECTION 4. Amendment Fee. No part of this Amendment shall become effective until the Borrower shall have delivered to the Agent payment to each Lender executing this Amendment on or prior to December 19, 2006 of a fee equal to the sum of (i) 0.05% of such

Lender’s Commitment prior to giving effect to this Amendment plus (ii) 0.10% of the increase of such Lender’s Commitment effected pursuant to this Amendment.
     SECTION 5. Ratification. Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect. None of the rights, title and interests existing and to exist under the Loan Agreement are hereby released, diminished or impaired, and the Borrower hereby reaffirms all covenants, representations and warranties in the Loan Agreement (except such representations and warranties which are, by their express terms, limited to a prior date).
     SECTION 6. Expenses. The Borrower shall pay to the Agent all reasonable fees and expenses of its respective legal counsel (pursuant to Section 11.3 of the Loan Agreement) incurred in connection with the execution of this Amendment.
     SECTION 7. Certifications. The Borrower hereby certifies that after giving effect to this Amendment (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower has occurred since December 31, 2005 and (b) no uncured Default or uncured Event of Default has occurred and is continuing or will occur as a result of this Amendment.
     SECTION 8. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02
     THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

HCC INSURANCE HOLDINGS, INC., a Delaware corporation
By:	/s/ Edward H. Ellis, Jr.
	Name:	Edward H. Ellis, Jr.
	Title:	Executive Vice President & CFO

     The undersigned hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to the Loan Agreement, as amended hereby, to acknowledge that without such consent and confirmation, Lenders would not execute this Amendment and to join in the notice pursuant to Tex. Bus. & Comm. Code §26.02 set forth above.

MARSHALL RATTNER, INC., a New York corporation, GREAT AMERICAN INDUSTRIES, INC., a Louisiana corporation, HCC BENEFITS CORPORATION, a Delaware corporation, ASU INTERNATIONAL, INC., a Massachusetts corporation, HCC RISK MANAGEMENT CORPORATION, a Texas corporation, PROFESSIONAL INDEMNITY AGENCY, INC., a New Jersey corporation, COVENANT UNDERWRITERS, LTD., a Louisiana corporation, CONTINENTAL UNDERWRITERS LTD., a Louisiana corporation, HCC GLOBAL FINANCIAL PRODUCTS, LLC, a Dela ware limited liability company

By:	/s/ Edward H. Ellis, Jr.
Edward H. Ellis, Jr., Executive Vice President

HCC EMPLOYER SERVICES, INC., an Illinois corporation,
By:	/s/ Edward H. Ellis, Jr.
Edward H. Ellis, Jr., Executive Vice President and Chief Financial Officer

SBS MERGER SUB, INC., a Delaware corporation, HCC INTERMEDIATE HOLDINGS, INC., a Delaware corporation, HCCS CORPORATION, a Delaware corporation, AVEMCO CORPORATION, a Delaware corporation, MAG ACQUISITION SUB, INC., a Delaware corporation, HCC EMPLOYEE BENEFITS, INC., a Delaware corporation

By:	/s/ Edward H. Ellis, Jr.
Edward H. Ellis, Jr., President

ILLIUM, INC., a Delaware corporation
By:	/s/ Peter J. Winnington
Peter J. Winnington,
President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender
By:	/s/ Ben McCaslin
	Name:	Ben McCaslin
	Title:	Vice President

CITIBANK, N.A.
By:	/s/ Gregory Kroitzsh
	Name:	Gregory Kroitzsh
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Karen Hanke
	Name:	Karen Hanke
	Title:	Director

ROYAL BANK OF SCOTLAND
By:	/s/ Marie Fitzgerald
	Name:	Marie Fitzgerald
	Title:	Associate Relationship Director

AMEGY BANK NATIONAL ASSOCIATION
By:	/s/ Laif Afsetl
	Name:	Laif Afsetl
	Title:	Senior Vice President

BANK OF NEW YORK
By:	/s/ Michael Pensari
	Name:	Michael Pensari
	Title:	Vice President

SCHEDULE I
COMMITMENTS

Wells Fargo Bank (Texas), National Association	$75,000,000

Citibank, N.A.	$75,000,000

Wachovia Bank, National Association	$60,000,000

Royal Bank of Scotland	$40,000,000

Amegy Bank National Association	$35,000,000

The Bank of New York	$15,000,000

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